UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported on a Current Report on Form 8-K dated September 18, 2014, on September 18, 2014, CHP Partners, LP, the operating partnership (the “Operating Partnership”) of CNL Healthcare Properties, Inc. (“us,” “we,” “our,” or the “Company”), entered into nine separate purchase agreements to acquire nine medical office buildings for an aggregate purchase price of approximately $238 million (plus standard closing costs, due diligence costs, and legal fees), (collectively, the “Southeast Medical Office Properties”). On December 22, 2014, the acquisition of the Southeast Medical Office Properties was completed.

On January 9, 2015, the Operating Partnership entered into a purchase and sale agreement to acquire a medical office building and leasehold interest in land (the “UT Cancer Institute”) from UT Cancer Institute Building, LP for a purchase price of approximately $33.7 million. The seller of the UT Cancer Institute is unaffiliated with the Company, but is an affiliate of Meadows & Ohly, LLC (“Meadows & Ohly”). Pursuant to the purchase agreement, the Company will also acquire the interests of the seller in existing leases or subleases.

The UT Cancer Institute is a 100,104 square foot Class A+ medical office building located in Knoxville, Tennessee and physically connected to the University of Tennessee Medical Center.

The Company is currently conducting due diligence on the UT Cancer Institute during an initial 30-day inspection period. Initially, the Company escrowed an earnest money deposit in the amount of $500,000. At the expiration of the due diligence period, an additional $500,000 deposit will be due. The total deposit of $1.0 million will become non-refundable and will be applied to the purchase price at closing. If the Company does not complete the acquisition of the UT Cancer Institute following the expiration of the due diligence period, the Company may forfeit the total amount of the earnest money deposit.

The Company is entitled to a full refund of its earnest money deposits in the event that (i) certain conditions precedent to the Company’s obligation to close on the acquisition of the UT Cancer Institute are not satisfied or waived, (ii) the purchase agreement for the UT Cancer Institute is terminated on or before the expiration of the due diligence period on February 9, 2015, or (iii) the UT Cancer Institute seller defaults under the Purchase Agreement.

It is anticipated that the UT Cancer Institute will be managed by Meadows & Ohly under a long-term management and leasing agreement. Founded in 1972 and based in Atlanta, Georgia, Meadows & Ohly is a full service developer and operator of healthcare real estate across the Southeastern United States. Meadows & Ohly specializes in outpatient centric medical office buildings and is recognized as one of the largest medical office developers and operators in the United States. Meadows & Ohly currently manages our nine Southeast Medical Office Properties.

The acquisition of the UT Cancer Institute is subject to the fulfillment of certain conditions precedent, including receipt of required approvals and licenses from applicable state governmental authorities. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that the property will be acquired by us. Assuming that outstanding contingencies are satisfied, we anticipate that the closing of the UT Cancer Institute will take place in the first quarter of 2015.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for the acquisitions of the UT Cancer Institute described in Item 1.01 of this Current Report and the nine Southeast Medical Office Properties described in Item 2.01 of the Current Report filed December 23, 2014 will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which the earlier Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for the acquisitions of the UT Cancer Institute described in Item 1.01 of this Current Report and the nine Southeast Medical Office Properties described in Item 2.01 of the Current Report filed December 23, 2014 will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which the earlier Current Report on Form 8-K was required to be filed.

(d)	Exhibits

10.1	Purchase and Sale Agreement dated as of January 9, 2015, by and among UT Cancer Institute Building L.P., CHP Partners, LP and First American Title Insurance Company.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2015		CNL HEALTHCARE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer